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                               PRICING SUPPLEMENT

                                               Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 18                                 Trade Date: 03/19/01
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 03/22/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 20, 2001



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

     CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
 ---------------        -----------------        -------------           --------------        ---------------

   91131UAT1              $16,472,000.00             6.2%                   3/15/16                 100%


Interest Payment
   Frequency                                      Subject to                 Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption                (including the redemption price)
----------------        -----------------        -------------           -------------------------------------

    4/15/01                    Yes                    Yes                             100% 3/15/02
    monthly                                                                    semi-annually thereafter

                           Discounts and
 Proceeds to UPS            Commissions            Reallowance               Dealer              Other Terms
----------------        -----------------        -------------           --------------          -----------

 $16,183,740.00             $288,260                 $3.50               ABN AMRO, Inc.

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